Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement dated November 17, 2020 and related Prospectus of Tanzanian Gold Corporation relating to the issue and sale of up to $25,000,000 of its common shares, warrants, and debt securities and units consisting of a combination thereof and to the incorporation by reference therein of our report dated November 29, 2019, except for the effects of the restatement as discussed in Note 2 and Gold Bullion Loans as discussed in Note 21 to the consolidated financial statements, as to which the date is August 10, 2020, relating to the consolidated financial statements and schedules of Tanzanian Gold Corporation included in its Annual Report (Form 20-F) for the years ended August 31, 2019, 2018 and 2017, as amended, filed with the Securities and Exchange Commission.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

November 17, 2020